UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

FORCE FUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1503 South Coast Drive, Suite 206 Costa Mesa, CA 92626
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

949-783-6723

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 10, 2011, Force Fuels, Inc. (the “Company”) executed an Investment Agreement (the “Investment Agreement”) with Kodiak Capital Group, LLC, (“Investor”) a Delaware limited liability company, pursuant to which Investor shall invest up to one million dollars ($1,000,000) to purchase the Company’s Common Stock, at .001 par value per share.

Such investments will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made thereunder.

Contemporaneously with the execution and delivery of the Investment Agreement, the parties shall executed and delivered a Registration Rights Agreement substantially in the form attached hereto (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

The following summary of the Investment Agreement and the Registration Rights Agreement is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing. The provisions of the Investment Agreement and the Registration Rights Agreement, including without limitation the representations and warranties contained therein, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the Exchange Act”).

Investment Agreement

For a period of 24 months from the effectiveness of a registration statement filed pursuant to the Registration Rights Agreement, the Company may, from time to time, at its discretion, and subject to certain conditions that it must satisfy, draw down funds under the Investment Agreement by selling shares of its Common Stock to Investor up to an aggregate of $1 million, subject to various limitations that may reduce the total amount available to the Company.

Subject to certain terms and conditions of the Investment Agreement and the Registration Rights Agreement (the “Equity LineTransaction Documents”), and from time to time during the Open Period as defined therein, the Company may deliver a Put Notice to the Investor which states the dollar amount (the "Put Amount"), which the Company intends to sell to the Investor on a Closing Date (the "Put"). The amount that the Company shall be entitled to Put to the Investor (the "Put Amount") shall be equal to, at the Company's election, either (A) Two Hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the three (3) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date, or (B) five hundred thousand dollars ($500,000). The Purchase Price for the Common Stock identified in the Put Notice shall be equal to ninety percent (90%) of the lowest closing Best Bid price of the Common Stock during the Pricing Period.

On each Put Notice submitted to the Investor by the Company, the Company shall have the option to specify a Suspension Price of that Put. In the event the Purchase Price for any Put (which is not determined until after the conclusion of the Pricing Period) is less than the Suspension Price specified for that Put, then (x) notwithstanding the definition of “Purchase Price” above, the Purchase Price for that Put shall equal the Suspension Price, and (y) the Investor shall only be obligated to purchase, and the Company shall only be obligated to sell, pursuant to the applicable Put Notice, that number of Shares specified by the Investor in the Put Settlement Sheet.

Notwithstanding anything to the contrary in the Investment Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares at a Closing unless each of the following conditions are satisfied:

  a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

  at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

  the Company has complied with its obligations and is otherwise not in breach of or in default under, the Investment Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith which has not been cured prior to delivery of the Investor’s Put Notice Date;

  no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

  the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the events described in 1 through 5 above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

The Investment Agreement contains certain penalties for failure to timely deliver certificates to Investor.

The Investment Agreement contains representations and warranties by the Company and Investor which are typical for transactions of this type. Investor agreed that during the term of the Investor Agreement, Investor will not enter into or execute any short sale of any shares of the Common Stock. The Investment Agreement also contains a variety of covenants by us which are typical for transactions of this type.

The Investment Agreement obligates the Company to indemnify Investor for certain losses resulting from a misrepresentation or breach of any representation or warranty made by us or breach of any obligation of ours. Investor also indemnifies the Company for similar matters.

Registration Rights Agreement

As described above, the effectiveness of the registration statement is a condition precedent to the Company’s ability to sell Common Stock to Investor under the Investment Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Investment Agreement by and between Force Fuels, Inc. and Kodiak Capital Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORCE FUELS, INC.
(Registrant)
Date: January 13, 2011

/s/ Oscar F. Luppi
Oscar F. Luppi, President, Chief Executive Officer